Exhibit 99.1

Contact:
Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664	Mountain View, CA 94043
Peter.Kuipers@Omnicell.com

Omnicell Reports Results for Fiscal Year and Fourth Quarter 2018

Record yearly GAAP revenues of $787.3 million
Record yearly Non-GAAP revenues of $787.3 million
2018 GAAP net income per diluted share of $0.93
Record 2018 Non-GAAP net income per diluted share of $2.09
Record ending product backlog of $478 million

MOUNTAIN VIEW, Calif. -- February 7, 2019 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its fiscal year and fourth quarter ended December 31, 2018.

GAAP Results

GAAP revenues for the fourth quarter of 2018 were $211.8 million, up $15.4 million, or 7.8% from the fourth quarter of 2017. GAAP revenues for the year ended December 31, 2018 were $787.3 million, up $74.6 million, or 10.5% from the year ended December 31, 2017.

Fourth quarter 2018 GAAP net income as reported was $14.8 million, or $0.36 per diluted share. This compares to GAAP net income of $31.2 million, or $0.79 per diluted share, for the fourth quarter of 2017.

GAAP net income for the year ended December 31, 2018 was $37.7 million, or $0.93 per diluted share. GAAP net income was $30.5 million, or $0.79 per diluted share, for the year ended December 31, 2017.

Non-GAAP Results

Non-GAAP revenues for the fourth quarter of 2018 were $211.8 million, up $15.1 million, or 7.7% from the fourth quarter of 2017.  Non-GAAP revenues for the year ended December 31, 2018 were $787.3 million, up $73.3 million, or 10.3% from the year ended December 31, 2017.

Non-GAAP net income for the fourth quarter of 2018 was $29.1 million, or $0.70 per diluted share. This compares to non-GAAP net income of $21.5 million, or $0.55 per diluted share, for the fourth quarter of 2017.

Non-GAAP net income for the year ended December 31, 2018 was $84.6 million, or $2.09 per diluted share.  This compares to non-GAAP net income of $54.6 million, or $1.41 per diluted share for the year ended December 31, 2017.

Non-GAAP net income for each period excludes, when applicable, the effect of share-based compensation expense, amortization expense of acquired intangible assets, acquisition-related expenses, fair value adjustments related to business acquisitions, restructuring and severance-related expenses, tax reform and restructuring income tax benefits, contingent gains, and amortization of debt issuance cost.
Total product bookings for the year ended December 31, 2018 were $716 million compared to total bookings of $568 million for the year ended December 31, 2017. Total product backlog for the year ended December 31, 2018 was $478 million compared to $345 million for the year ended December 31, 2017, or an increase of 39% year over year.

“With the launch of our Autonomous Pharmacy vision at ASHP Midyear, health system pharmacists are understanding and embracing the need for radical change in medication management,” said Randall A. Lipps, chairman, president, chief executive officer, and founder of Omnicell. “We continue to partner with our customers to drive this revolutionary, digital approach, which will help allow nurses and pharmacists to move away from manual workflows and operate at the top of their license.”

2018 Business Highlights:

•	During 2018, the Company continued its cadence of innovation and introduced new products and solutions to the market including:

◦	the XR2 Automated Central Pharmacy System, a robotic solution that is a significant step towards fully automating central pharmacy operations in a variety of settings;

◦
IVX Workflow, which operates on IVX Cloud, creating a significant technological advancement for sterile compounding workflow processes and enabling pharmacies to safely and efficiently compound and prepare IV doses; and

◦	the Patient Engagement Platform, which introduces new medication adherence capabilities and expands the reach of these solutions to Payer networks;

•	During the year, the Company has experienced good momentum on new products and has received numerous contractual purchase commitments for multiple products in the Omnicell Platform;

•	For the year ended December 31, 2018, the Company’s product backlog was $478 million, an increase of 39% from one year ago;

•	For the year ended December 31, 2018, the Company reported record product bookings of $716 million, an increase of 26% from one year ago; and

•
In December 2018, the Company announced its vision for the Autonomous Pharmacy. Omnicell’s vision for the Autonomous Pharmacy integrates a comprehensive set of solutions across three key areas:  Automation solutions designed to digitize and streamline workflows; Intelligence that provides actionable insights to better understand medication usage and improve pharmacy supply chain management; and Work - expert services that serve as an extension of pharmacy operations to support improved efficiency, regulatory compliance, and patient outcomes.

2019 Guidance:

For the first quarter of 2019, the Company expects non-GAAP total revenues to be between $196 million and $202 million. The Company expects non-GAAP product revenues to be between $140 million and $145 million, and non-GAAP service revenues to be between $56 million and $57 million. The Company expects first quarter 2019 non-GAAP earnings to be between $0.38 and $0.43 per share.

For the year 2019, the Company expects product bookings to be between $745 million and $780 million.

For the same period, the Company expects non-GAAP total revenues to be between $880 million and $900 million. The Company expects non-GAAP product revenues to be between $652 million and $668 million, and non-GAAP service revenues to be between $228 million and $232 million. The Company expects 2019 non-GAAP earnings to be between $2.40 and $2.60 per share.

The table below summarizes Omnicell's 2019 guidance outlined above:

	Q1'19	Total Year 2019
Product Bookings	Not provided	$745 million - $780 million
Non-GAAP Total Revenues	$196 million - $202 million	$880 million - $900 million
Non-GAAP Product Revenues	$140 million - $145 million	$652 million - $668 million
Non-GAAP Service Revenues	$56 million - $57 million	$228 million - $232 million
Non-GAAP EPS	$0.38 - $0.43	$2.40 - $2.60

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, February 7, 2019 at 1:30 p.m. PT to discuss fourth quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 4073668. Internet users can access the conference call at http://ir.omnicell.com/communications/events-presentations. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on March 21, 2019. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 4073668.

About Omnicell

Since 1992, Omnicell has been inspired to create safer and more efficient ways to manage medications across all care settings. Through our industry-leading medication management platform that spans the continuum of care, Omnicell is developing a vision for a fully automated infrastructure, powered by a cloud data platform that supports improved patient care, fewer errors, enhanced safety, and new opportunities for growth.

Omnicell’s vision for the Autonomous Pharmacy integrates a comprehensive set of solutions across three key areas: Automation solutions designed to digitize and streamline workflows; Intelligence that provides actionable insights to better understand medication usage and improve pharmacy supply chain management; and Work - expert services that serve as an extension of pharmacy operations to support improved efficiency, regulatory compliance, and patient outcomes.

Over 5,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. And more than 40,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.

For more information about Omnicell, Inc. please visit www.omnicell.com.

Omnicell and the Omnicell logo are registered trademarks of Omnicell, Inc. in the United States and other countries.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues and earnings per share; pipeline; new products and solutions yet to be generally available; and new sales opportunities. Risks that contribute to the uncertain nature of the forward-looking statements include (i) Omnicell's ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from hospital to home, (ii) Omnicell's ability to develop and commercialize new products, including the XR2 Automated Central Pharmacy System and the IVX Workflow semi-automated workflow solution, and enhance existing products, (iii) Omnicell's ability to deliver on our vision of the Autonomous Pharmacy, (iv) unfavorable general economic and market conditions, (v) risks to growth and acceptance of Omnicell's products and services, including competitive conversions, (vi) growth of the clinical automation and workflow automation market generally, (vii) potential of increasing competition, (viii) potential regulatory changes, (ix) Omnicell's ability to improve sales productivity to grow product bookings, and (x) Omnicell's ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions. These and other risks and uncertainties are described more fully in

Omnicell’s most recent filings with the Securities and Exchange Commission (“SEC”). Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP net income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)
Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.

b)
Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c)
Amortization of debt issuance cost. Debt issuance cost represents costs associated with the issuance of Term Loan and Revolving Line of Credit facilities. The cost includes underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

d)
Acquisition accounting impact related to deferred revenues. In connection with recent acquisitions, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post installation support has not been provided in our purchase accounting. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.

e)
Acquisition-related expenses. We excluded from the non-GAAP results the expenses which are related to recent acquisitions. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these acquisition related expenses provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies.

f)
Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of peer companies.

g)
Tax impact from restructuring activity. We excluded from our non-GAAP results the income tax impacts related to restructuring activity. These impacts are unrelated to our ongoing operations, and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

h)
Contingent gain. We excluded from our non-GAAP results the contingent gain related to a settlement agreement associated with the Ateb acquisition. This contingent gain is unrelated to our ongoing operations, and we do not expect it to occur in the ordinary course of business. We believe that excluding this contingent gain provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans or other items.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

a)
Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

b)
Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

c)
These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

d)
These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)
While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii)
We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 share-based compensation expense, as well as certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

a)
Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Our 2019 guidance for non-GAAP earnings per share, as well as certain projections to be discussed in the conference call noted above, exclude “certain items,” which include but are not limited to: unusual gains and losses; costs associated with future restructurings; acquisition-related expenses; and certain tax and litigation outcomes. We do not provide a reconciliation of non-GAAP earnings per share guidance to the comparable GAAP measure as these items are inherently uncertain and difficult to estimate, and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing to investors. These items may also have a material impact on GAAP earnings per share in future periods.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	December 31, 2018	December 31, 2017
		As Adjusted (a)	As Reported	Change
Revenues:
Product revenues	$154,591	$144,367	$144,120	$247
Services and other revenues	57,159	52,004	53,824	(1,820)
Total revenues	211,750	196,371	197,944	(1,573)
Cost of revenues:
Cost of product revenues	82,718	79,791	79,791	—
Cost of services and other revenues	26,849	23,085	23,085	—
Total cost of revenues	109,567	102,876	102,876	—
Gross profit	102,183	93,495	95,068	(1,573)
Operating expenses:
Research and development	16,989	15,894	15,894	—
Selling, general, and administrative (b)	66,264	61,400	63,494	(2,094)
Total operating expenses	83,253	77,294	79,388	(2,094)
Income from operations	18,930	16,201	15,680	521
Interest and other income (expense), net	(2,314)	(1,641)	(1,641)	—
Income before provision for income taxes	16,616	14,560	14,039	521
Provision for (benefit from) income taxes	1,823	(16,665)	(10,252)	(6,413)
Net income	$14,793	$31,225	$24,291	$6,934
Net income per share:
Basic	$0.37	$0.82	$0.64	$0.18
Diluted	$0.36	$0.79	$0.62	$0.17
Weighted average shares outstanding:
Basic	39,913	38,127	38,127
Diluted	41,465	39,482	39,482

(a) As adjusted for full retrospective adoption of Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers. The adjustment also includes a $0.3 million reclassification from services and other revenues to product revenues to conform with current-period presentation.
(b) Three months ended December 31, 2018 includes certain out-of-period adjustments that are not material to any previously issued financial statements.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Year Ended
	December 31, 2018 (a)	December 31, 2017
		As Adjusted (b)	As Reported	Change
Revenues:
Product revenues	$569,595	$510,201	$506,209	$3,992
Services and other revenues	217,714	202,513	209,956	(7,443)
Total revenues	787,309	712,714	716,165	(3,451)
Cost of revenues:
Cost of product revenues	312,360	304,842	304,842	—
Cost of services and other revenues	102,619	89,235	89,235	—
Total cost of revenues	414,979	394,077	394,077	—
Gross profit	372,330	318,637	322,088	(3,451)
Operating expenses:
Research and development	64,843	66,022	66,022	—
Selling, general, and administrative (c)	263,095	241,470	250,312	(8,842)
Total operating expenses	327,938	307,492	316,334	(8,842)
Income from operations	44,392	11,145	5,754	5,391
Interest and other income (expense), net	(8,776)	(6,633)	(6,633)	—
Income (loss) before provision for income taxes	35,616	4,512	(879)	5,391
Provision for (benefit from) income taxes	(2,113)	(26,006)	(21,484)	(4,522)
Net income	$37,729	$30,518	$20,605	$9,913
Net income per share:
Basic	$0.96	$0.81	$0.55	$0.26
Diluted	$0.93	$0.79	$0.53	$0.26
Weighted average shares outstanding:
Basic	39,242	37,483	37,483
Diluted	40,559	38,712	38,712

(a)	Includes a $0.6 million reclassification from services and other revenues to product revenues during the quarter ended June 30, 2018 to conform with current-period presentation.

(b)
As adjusted for full retrospective adoption of ASC 606. The adjustment also includes a $0.8 million reclassification from services and other revenues to product revenues to conform with current-period presentation.

(c) Twelve months ended December 31, 2018 includes certain out-of-period adjustments that are not material to any previously issued financial statements

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2018	December 31, 2017
		As Adjusted (a)	As Reported	Change

ASSETS
Current assets:
Cash and cash equivalents	$67,192	$32,424	$32,424	$—
Accounts receivable and unbilled, net	196,238	190,046	189,227	819
Inventories	100,868	96,137	96,137	—
Prepaid expenses	20,700	20,392	36,060	(15,668)
Other current assets	12,136	13,273	13,273	—
Total current assets	397,134	352,272	367,121	(14,849)
Property and equipment, net	51,500	42,595	42,595	—
Long-term investment in sales-type leases, net	17,082	15,435	15,435	—
Goodwill	335,887	337,751	337,751	—
Intangible assets, net	143,686	168,107	168,107	—
Long-term deferred tax assets	15,197	9,454	9,454	—
Prepaid commissions	46,143	41,432	—	41,432
Other long-term assets	74,613	49,316	39,841	9,475
Total assets	$1,081,242	$1,016,362	$980,304	$36,058

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,038	$48,290	$48,290	$—
Accrued compensation	41,660	27,241	27,241	—
Accrued liabilities	43,047	35,693	35,693	—
Long-term debt, current portion, net	—	15,208	15,208	—
Deferred revenues, net	81,835	78,774	86,104	(7,330)
Total current liabilities	204,580	205,206	212,536	(7,330)
Long-term, deferred revenues	10,582	10,623	17,244	(6,621)
Long-term deferred tax liabilities	41,484	41,446	28,579	12,867
Other long-term liabilities	9,562	9,829	9,829	—
Long-term debt, net	135,417	194,917	194,917	—
Total liabilities	401,625	462,021	463,105	(1,084)
Total stockholders’ equity	679,617	554,341	517,199	37,142
Total liabilities and stockholders’ equity	$1,081,242	$1,016,362	$980,304	$36,058

(a)	As adjusted for full retrospective adoption of ASC 606.

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017 (a)
Operating Activities
Net income	$37,729	$30,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,350	51,511
Loss on disposal of fixed assets	133	512
Share-based compensation expense	28,885	21,857
Income tax benefits from employee stock plans	—	11
Deferred income taxes	(5,705)	(31,365)
Amortization of debt financing fees	2,292	1,590
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(6,192)	(40,598)
Inventories	(6,763)	(26,840)
Prepaid expenses	(308)	(4,920)
Other current assets	1,170	(2,074)
Investment in sales-type leases	(1,680)	6,625
Prepaid commissions	(4,711)	(3,966)
Other long-term assets	(7,077)	(1,373)
Accounts payable	(9,154)	19,709
Accrued compensation	14,419	519
Accrued liabilities	8,223	4,383
Deferred revenues	3,020	(2,334)
Other long-term liabilities	(1,665)	1,069
Net cash provided by operating activities	103,966	24,834
Investing Activities
Purchases of intangible assets, intellectual property, and patents	—	(160)
Software development for external use	(30,677)	(15,040)
Purchases of property and equipment	(23,697)	(15,341)
Business acquisitions, net of cash acquired	—	(4,446)
Net cash used in investing activities	(54,374)	(34,987)
Financing Activities
Proceeds from debt, net	—	56,894
Repayment of debt and revolving credit facility	(77,000)	(102,500)
Payment for contingent consideration	—	(2,400)
At the market offering, net of offering costs	39,567	13,900
Proceeds from issuances under stock-based compensation plans	30,611	30,121
Employees' taxes paid related to restricted stock units	(6,775)	(5,892)
Net cash used in financing activities	(13,597)	(9,877)
Effect of exchange rate changes on cash and cash equivalents	(1,227)	(2,034)
Net increase (decrease) in cash and cash equivalents	34,768	(22,064)
Cash and cash equivalents at beginning of period	32,424	54,488
Cash and cash equivalents at end of period	$67,192	$32,424

(a)	As adjusted for full retrospective adoption of ASC 606.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017 (a)	December 31, 2018	December 31, 2017 (a)

Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$211,750	$196,371	$787,309	$712,714
Acquisition accounting impact related to deferred revenues	—	313	—	1,252
Non-GAAP revenues	$211,750	$196,684	$787,309	$713,966

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$102,183	$93,495	$372,330	$318,637
GAAP gross margin	48.3%	47.6%	47.3%	44.7%
Share-based compensation expense	1,289	834	4,635	3,562
Amortization of acquired intangibles	3,091	2,818	11,366	11,488
Acquisition accounting impact related to deferred revenue	—	313	—	1,252
Severance and other expenses (b)	186	234	186	2,001
Non-GAAP gross profit	$106,749	$97,694	$388,517	$336,940
Non-GAAP gross margin	50.4%	49.7%	49.3%	47.2%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$83,253	$77,294	$327,938	$307,492
GAAP operating expenses % to total revenues	39.3%	39.4%	41.7%	43.1%
Share-based compensation expense	(6,745)	(4,708)	(24,250)	(18,295)
Amortization of acquired intangibles	(2,937)	(3,348)	(12,330)	(14,008)
Acquisition-related expenses	—	—	—	(126)
Severance and other expenses (b)	(1,157)	(233)	(4,337)	(3,764)
Non-GAAP operating expenses	$72,414	$69,005	$287,021	$271,299
Non-GAAP operating expenses % to total non-GAAP revenues	34.2%	35.1%	36.5%	38.0%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$18,930	$16,201	$44,392	$11,145
GAAP operating income % to total revenues	8.9%	8.3%	5.6%	1.6%
Share-based compensation expense	8,034	5,542	28,885	21,857
Amortization of acquired intangibles	6,028	6,166	23,696	25,496
Acquisition accounting impact related to deferred revenue	—	313	—	1,252
Acquisition-related expenses	—	—	—	126
Severance and other expenses	1,343	467	4,523	5,765
Non-GAAP income from operations	$34,335	$28,689	$101,496	$65,641
Non-GAAP operating income % to total non-GAAP revenues	16.2%	14.6%	12.9%	9.2%

(a)	As adjusted for full retrospective adoption of ASC 606.

(b)
Other expenses include relocation charge of $578, restructuring rent expense of $510, integration consulting expense of $201, and depreciation adjustment related to purchase price allocation from acquisition of $1,013 for the year ended December 31, 2017.

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017 (a)	December 31, 2018	December 31, 2017 (a)
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$14,793	$31,225	$37,729	$30,518
Tax reform benefit impact	—	(20,005)	—	(20,005)
Tax benefit for restructuring activity	—	—	(4,205)	—
Share-based compensation expense	8,034	5,542	28,885	21,857
Amortization of acquired intangibles	6,028	6,166	23,696	25,496
Acquisition accounting impact related to deferred revenue	—	313	—	1,252
Acquisition related expenses	397	397	1,589	1,715
Severance and other expenses	1,519	467	5,227	5,765
Contingent gain	—	—	(2,456)	—
Tax effect of the adjustments above (b)	(1,668)	(2,570)	(5,891)	(11,980)
Non-GAAP net income	$29,103	$21,535	$84,574	$54,618

Reconciliation of GAAP net income per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	41,465	39,482	40,559	38,712

Shares - diluted Non-GAAP	41,465	39,482	40,559	38,712

GAAP net income per share - diluted	$0.36	$0.79	$0.93	$0.79
Tax reform benefit impact	—	(0.50)	—	(0.52)
Tax benefit for restructuring activity	—	—	(0.10)	—
Share-based compensation expense	0.18	0.14	0.72	0.56
Amortization of acquired intangibles	0.15	0.16	0.58	0.67
Acquisition accounting impact related to deferred revenue	—	0.01	—	0.03
Acquisition related expenses	0.01	0.01	0.04	0.04
Severance and other expenses	0.04	0.01	0.13	0.15
Contingent gain	—	—	(0.06)	—
Tax effect of the adjustments above (b)	(0.04)	(0.07)	(0.15)	(0.31)
Non-GAAP net income per share - diluted	$0.70	$0.55	$2.09	$1.41

Reconciliation of GAAP net income to non-GAAP Adjusted EBITDA:
GAAP net income	$14,793	$31,225	$37,729	$30,518
Share-based compensation expense	8,034	5,542	28,885	21,857
Interest (income) and expense, net	907	1,202	5,855	6,072
Depreciation and amortization expense	13,860	12,969	51,350	51,511
Acquisition accounting impact related to deferred revenue	—	313	—	1,252
Acquisition related expenses	397	397	1,589	1,715
Severance and other expenses	1,519	213	5,227	4,752
Contingent gain	—	—	(2,456)	—
Income tax expense (benefit)	1,823	(16,665)	(2,113)	(26,006)
Non-GAAP Adjusted EBITDA (c)	$41,333	$35,196	$126,066	$91,671

(a)	As adjusted for full retrospective adoption of ASC 606.

(b)
Tax effects calculated for all adjustments except tax benefits and share-based compensation expense, using an estimated annual effective tax rate of 21% for fiscal year 2018 and 35% for fiscal year 2017.

(c)	Defined as earnings before interest income and expense, taxes, depreciation and amortization, share-based compensation expense, as well as excluding certain non-GAAP adjustments.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics (a)	Medication Adherence	Total
Revenues	$177,605	$34,145	$211,750	$161,569	$34,802	$196,371
Cost of revenues	85,157	24,410	109,567	79,225	23,651	102,876
Gross profit	92,448	9,735	102,183	82,344	11,151	93,495
Gross margin %	52.1%	28.5%	48.3%	51.0%	32.0%	47.6%

Operating expenses	45,731	10,311	56,042	44,955	10,539	55,494
Income (loss) from segment operations	$46,717	$(576)	$46,141	$37,389	$612	$38,001
Operating margin %	26.3%	(1.7)%	21.8%	23.1%	1.8%	19.4%

Corporate costs			27,211			21,800
Income from operations			$18,930			$16,201

a)	As adjusted for full retrospective adoption of ASC 606.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics (a)	Medication Adherence	Total
Revenues	$655,679	$131,630	$787,309	$586,941	$125,773	$712,714
Cost of revenues	319,257	95,722	414,979	308,443	85,634	394,077
Gross profit	336,422	35,908	372,330	278,498	40,139	318,637
Gross margin %	51.3%	27.3%	47.3%	47.4%	31.9%	44.7%

Operating expenses	188,303	41,430	229,733	184,857	41,735	226,592
Income (loss) from segment operations	$148,119	$(5,522)	$142,597	$93,641	$(1,596)	$92,045
Operating margin %	22.6%	(4.2)%	18.1%	16.0%	(1.3)%	12.9%

Corporate costs			98,205			80,900
Income from operations			$44,392			$11,145

(a)	As adjusted for full retrospective adoption of ASC 606.

Omnicell, Inc.
Segment Information - Non-GAAP Gross Profit and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2018
	Automation and Analytics			Medication Adherence			Total
	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue
Revenues	$177,605			$34,145			$211,750
Non-GAAP Revenues	$177,605			$34,145			$211,750

GAAP Gross profit	$92,448	52.1%		$9,735	28.5%		$102,183	48.3%
Share-based compensation expense	1,098	0.6%	0.6%	191	0.6%	0.6%	1,289	0.6%	0.6%
Amortization expense of acquired intangible assets	2,603	1.5%	1.5%	488	1.4%	1.4%	3,091	1.5%	1.5%
Severance and other expenses	3	—%	—%	183	0.5%	0.5%	186	0.1%	0.1%
Non-GAAP Gross profit	$96,152		54.1%	$10,597		31.0%	$106,749		50.4%

GAAP Operating income	$46,717	26.3%		$(576)	(1.7)%		$46,141	21.8%
Share-based compensation expense	3,573	2.0%	2.0%	644	1.9%	1.9%	4,217	2.0%	2.0%
Amortization expense of acquired intangible assets	4,438	2.5%	2.5%	1,590	4.7%	4.7%	6,028	2.8%	2.8%
Severance and other expenses	330	0.2%	0.2%	213	0.6%	0.6%	543	0.3%	0.3%
Non-GAAP Operating income	$55,058		31.0%	$1,871		5.5%	$56,929		26.9%

GAAP Corporate costs							$27,211	12.9%
Share-based compensation expense							(3,817)	(1.8)%	(1.8)%
Severance and other expenses							(800)	(0.4)%	(0.4)%
Non-GAAP Corporate costs							$22,594		10.7%

Non-GAAP Income from operations							$34,335		16.2%

Omnicell, Inc.
Segment Information - Non-GAAP Gross Profit and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2017
	Automation and Analytics (a)			Medication Adherence			Total
	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue
Revenues	$161,569			$34,802			$196,371
Acquisition accounting impact related to deferred revenue	—			313			313
Non-GAAP Revenues	$161,569			$35,115			$196,684

GAAP Gross profit	$82,344	51.0%		$11,151	32.0%		$93,495	47.6%
Share-based compensation expense	704	0.4%	0.4%	130	0.4%	0.4%	834	0.4%	0.4%
Amortization expense of acquired intangible assets	2,251	1.4%	1.4%	567	1.6%	1.6%	2,818	1.4%	1.4%
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	0.9%	0.9%	313	0.2%	0.2%
Severance and other expenses	234	0.1%	0.1%	—	—%	—%	234	0.1%	0.1%
Non-GAAP Gross profit	$85,533		52.9%	$12,161		34.6%	$97,694		49.7%

GAAP Operating income	$37,389	23.1%		$612	1.8%		$38,001	19.4%
Share-based compensation expense	2,184	1.4%	1.4%	376	1.1%	1.1%	2,560	1.3%	1.3%
Amortization expense of acquired intangible assets	4,364	2.7%	2.7%	1,802	5.2%	5.1%	6,166	3.1%	3.1%
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	0.9%	0.9%	313	0.2%	0.2%
Severance and other expenses	204	0.1%	0.1%	—	—%	—%	204	0.1%	0.1%
Non-GAAP Operating income	$44,141		27.3%	$3,103		8.8%	$47,244		24.0%

GAAP Corporate costs							$21,800	11.1%
Share-based compensation expense							(2,982)	(1.5)%	(1.5)%
Acquisition-related expenses							(263)	(0.1)%	(0.1)%
Non-GAAP Corporate costs							$18,555		9.4%

Non-GAAP Income from operations							$28,689		14.6%

(a)	As adjusted for full retrospective adoption of ASC 606.